UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) : October 18, 2006
ECHOSTAR COMMUNICATIONS CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	0-26176 (Commission File Number)	88-0336997 (IRS Employer Identification No.)

9601 S. MERIDIAN BLVD. ENGLEWOOD, COLORADO (Address of principal executive offices)		80112 (Zip Code)
(303) 723-1000
(Registrant’s telephone number, including area code)
ECHOSTAR DBS CORPORATION
(Exact name of registrant as specified in its charter)

COLORADO (State or other jurisdiction of incorporation)	333-31929 (Commission File Number)	84-1328967 (IRS Employer Identification No.)

9601 S. MERIDIAN BLVD. ENGLEWOOD, COLORADO (Address of principal executive offices)		80112 (Zip Code)
(303) 723-1000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Indenture
Registration Rights Agreement

Item 1.01 Entry into a Material Definitive Agreement.
     On October 18, 2006, EchoStar DBS Corporation (the “Company”), an indirect wholly-owned subsidiary of EchoStar Communications Corporation (“EchoStar”), entered into an Indenture, between the Company, the guarantors named on the signature pages thereto and U.S. Bank National Association, as trustee, relating to the Company’s issuance of $500 million aggregate principal amount of its 7% Senior Notes due 2013 (the “Notes”). A copy of the Indenture is attached hereto as Exhibit 4.1 and incorporated herein by reference. For a description of the material terms of the Indenture and the Notes, see the information set forth below under Item 2.03, which is incorporated by reference into this Item 1.01.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On October 18, 2006, the Company issued $500 million aggregate principal amount of Notes pursuant to the Indenture. The Notes were sold in a private placement to (1) “qualified institutional buyers” in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and (2) outside the United States to persons who are not “U.S. persons” (as defined in Rule 902 of Regulation S under the Securities Act) in compliance with Regulation S under the Securities Act.
     The Notes bear interest at a rate of 7% per annum and mature on October 1, 2013. Interest on the Notes will be payable semi-annually on April 1 and October 1 of each year, starting on April 1, 2007, to the holders of record of such Notes registered at the close of business on the March 15 or September 15, respectively, preceding such interest payment date. The Indenture contains covenants that will limit the Company’s ability and, in certain instances, the ability of certain of the Company’s subsidiaries to (i) incur additional debt; (ii) pay dividends or make distributions on the Company’s capital stock or repurchase the Company’s capital stock; (iii) make certain investments; (iv) create liens or enter into sale and leaseback transactions; (v) enter into transactions with affiliates; (vi) merge or consolidate with another company; and (vii) transfer and sell assets. These covenants include partial exceptions.
     The Company, at its option, may at any time and from time to time redeem all or any portion of the Notes on not less than 30 and not more than 60 days’ prior notice mailed to the holders of the Notes to be redeemed. The Notes will be redeemable at a price equal to the principal amount of the Notes being redeemed, plus accrued and unpaid interest to the date of redemption and a “make-whole” premium calculated under the Indenture. The Company, at any time prior to October 1, 2009, may also redeem up to 35% of the aggregate principal amount of the Notes, at a redemption price equal to 107% of the principal amount of the Notes being redeemed with the net cash proceeds from certain equity offerings or capital contributions.
     The Indenture provides for customary events of default, including: nonpayment, breach of the covenants in the Indenture, payment defaults or acceleration of other indebtedness, a failure to pay certain judgments and certain events of bankruptcy, insolvency and reorganization. If any event of default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately, together with interest, if any, accrued thereon.
     Under the terms of a Registration Rights Agreement, the Company has agreed to register notes having substantially identical terms as the Notes with the Securities and Exchange Commission as part of an offer to exchange freely tradable exchange notes for the Notes.
     The description set forth above is qualified in its entirety by the Indenture and the Registration Rights Agreement filed herewith as exhibits.
     A copy of the Registration Rights Agreement is attached hereto as Exhibit 4.2 and incorporated herein by reference.

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Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
Exhibit 4.1	Indenture, relating to the Notes, dated as of October 18, 2006, among the Company, the guarantors named on the signature pages thereto and U.S. Bank National Association, as trustee.

Exhibit 4.2	Registration Rights Agreement, dated as of October 18, 2006, among the Company, the guarantors named on the signature pages thereto, J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

ECHOSTAR COMMUNICATIONS CORPORATION ECHOSTAR DBS CORPORATION
Date: October 18, 2006	By:	/s/ David K. Moskowitz
David K. Moskowitz
Executive Vice President, General Counsel and Secretary

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EXHIBIT INDEX

Exhibit No.	Description
Exhibit 4.1	Indenture, relating to the Notes, dated as of October 18, 2006, among the Company, the guarantors named on the signature pages thereto and U.S. Bank National Association, as trustee.

Exhibit 4.2	Registration Rights Agreement, dated as of October 18, 2006, among the Company, the guarantors named on the signature pages thereto, J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc.